                                                                     EXHIBIT 4.4

                                 SIXTH AMENDMENT
                                       AND
                                 LIMITED WAIVER

      This SIXTH AMENDMENT AND LIMITED WAIVER (this "Amendment") is made and entered into as of September 3, 1999 by and among (a) ITEQ, INC., a Delaware corporation (the "Borrower"), (b) THE GUARANTORS, (c) BANKBOSTON, N.A., a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 (acting in its individual capacity, "BKB"), and the other lending institutions which become parties to the Credit Agreement defined below (collectively, the "Banks"), (d) DEUTSCHE BANK AG, as documentation agent (the "Documentation Agent"), and (e) BANKBOSTON, N.A., as agent for the Banks (acting in such capacity, the "Agent"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement defined below.

      WHEREAS, the Borrower, the Guarantors, the Banks, the Documentation Agent and the Agent have entered into that certain Revolving Credit Agreement, dated as of October 28, 1997 (as amended and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks have extended credit to the Borrower on the terms set forth therein;

      WHEREAS, the Borrower, the Guarantors, the Banks, the Documentation Agent and the Agent have agreed to amend and waive a provision thereof as hereinafter set forth;

      NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      SECTION 1.  AMENDMENT TO SECTION 2.1 OF THE CREDIT AGREEMENT.

         Section 2.1 of the Credit Agreement is hereby amended by deleting the last proviso of the first sentence thereof and by inserting the following language at the end of the first sentence of such Section but before the final period thereof:

         ", provided further that the outstanding amount of Revolving Credit Loans (including Swing Line Loans) shall not exceed a maximum aggregate amount outstanding of $109,000,000 at any time on or subsequent to the effective date of the Sixth Amendment hereto."

      SECTION 2.  LIMITED WAIVER UNDER SECTION 8.7 OF THE CREDIT AGREEMENT.

         The Banks and the Agent hereby agree to waive Section 8.7 of the Credit Agreement from July 31, 1999 through August 30, 1999; provided that effective as of August 31, 1999, the Borrower shall be required to comply with Section 8.7 of the Credit Agreement as such covenant may apply to any point in time occurring on or subsequent to August 31, 1999;

provided further that on or before September 30, 1999 the Borrower shall, in accordance with Section 6.4(c) of the Credit Agreement, deliver a Compliance Certificate demonstrating compliance with the covenants contained in Sections 7 and 8 of the Credit Agreement, including, without limitation, Section 8.7 as it applies on August 31, 1999.

     SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date which this Amendment shall have been duly executed and delivered by the respective parties hereto.

     SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Banks and the Agent that each of the representations and warranties of the Borrower contained in the Credit Agreement as amended hereby or in any document or instrument delivered pursuant to or in connection with the Credit Agreement as amended hereby are true as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate solely and expressly to an earlier date) and, taking into account this Amendment, no Default or Event of Default has occurred and is continuing.

     SECTION 5. RATIFICATION, ETC. Except as expressly amended and waived hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement, as amended, shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

     SECTION 6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument.

     SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE A CONTRACT UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF SAID JURISDICTION, WITHOUT REFERENCE TO CONFLICTS OF LAW, AND IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an instrument under seal to be effective as of the date first above written.

THE BORROWER:
-------------

ITEQ, INC.


By: /s/ Lawrance W. McAfee
    -----------------------
    Lawrance W. McAfee
    Chief Financial Officer

THE GUARANTORS:
---------------

ITEQ MANAGEMENT COMPANY
EXELL, INC. (a Delaware corporation which is successor by merger to EXELL. INC., a Texas corporation)
 ITEQ TANK SERVICES, INC. (successor by
   merger to HMT TANK SERVICE, INC.)
 RELIABLE STEEL, INC.
 AIR-CURE DYNAMICS, INC.
 AMEREX INDUSTRIES, INC.
 OHMSTEDE, INC.
 INTEREL ENVIRONMENTAL
   TECHNOLOGIES, INC.
 ALLIED INDUSTRIES, INC.
 ITEQ CONSTRUCTION SERVICES, INC.
   (f/k/a HMT CONSTRUCTION SERVICES,
   INC.)
 ITEQ INTELLECTUAL PROPERTIES, INC.
   (f/x/a AIX INTELLECTUAL PROPERTIES,
   INC.)
 ITEQ INVESTMENTS, INC. (f/k/a
   ASTROTECH INVESTMENTS, INC.)
 TEXOMA TANK COMPANY, INC.
 ITEQ STORAGE SYSTEMS, INC. (f/k/a
   BROWN-MINNEAPOLIS TANK &
   FABRICATING CO., successor by merger to
   HMT, INC., HMT SENTRY SYSTEMS, INC.
   and TRUSCO TANK, INC.)
 GRAVER MANUFACTURING CO., INC.
   (f/k/a GRAVER HOLDING COMPANY,
   successor by merger to GRAVER TANK &
   MFG. CO., INC., GRAVER TANK
   INTERNATIONAL, INC., GRAVER POWER,
   INC., and GRAVER TANK & VESSEL, INC.)



 By:  /s/ Lawrance W. McAfee
      -----------------------
      Lawrance W. McAfee
      Chief Financial Officer

THE LENDERS:
------------

BANKBOSTON, N.A.,
   individually and as Agent


By: /s/ Virginia Dennett
    ------------------------------------
    Virginia Dennett, Director



DEUTSCHE BANK AG,
   individually and as Documentation Agent


By: /s/ Paul L. Harinstein
    ------------------------------------
    Name: Paul L. Harinstein
    Title: Managing Director


By: /s/ Margaret S. Cheever
    ------------------------------------
    Name: Margaret S. Cheever
    Title: Managing Director



BANK OF SCOTLAND


By: /s/ Annie Glynn
    ------------------------------------
    Name: Annie Glynn
    Title: Senior Vice President




BANK ONE, TEXAS, N.A.


By: /s/ Bradley C. Peters
    ------------------------------------
    Name: Bradley C. Peters
    Title: Vice President

PARIBAS (f/k/a Banque Paribas)

By: /s/ Scott Clingan
    ------------------------------------
    Name: Scott Clingan
    Title: Director

By: /s/ Larry Robinson
    ------------------------------------
    Name: Larry Robinson
    Title: Vice President


COMERICA BANK

By: /s/ Charles E. Pohl
    ------------------------------------
    Name: Charles E. Pohl
    Title: First Vice President


THE FUJI BANK, LIMITED, HOUSTON AGENCY

By: /s/ Raymond Ventura
    ------------------------------------
    Name: Raymond Ventura
    Title: Vice President and Manager


HIBERNIA NATIONAL BANK

By: /s/ Christopher Pitre
    ------------------------------------
    Name: Christopher Pitre
    Title: Vice President


BANK OF AMERICA, N.A., (f/k/a NationsBank, N.A.)

By: /s/ William E. Livingstone, III
    ------------------------------------
    Name: William E. Livingstone, III
    Title: Managing Director


UNION BANK OF CALIFORNIA, N.A.

By: /s/ Emily Denny McKnight
    ------------------------------------
    Name: Emily Denny McKnight
    Title: Vice President

CHASE BANK TEXAS, NATIONAL ASSOCIATION
   (f/k/a Texas Commerce Bank, N.A.)


By: /s/ Bruce A. Shilcutt
    ------------------------------------
    Name: Bruce A. Shilcutt
    Title: Vice President